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                                                                    EXHIBIT 21.1

                          Subsidiaries of Registrant

PharMark Corporation--DE
PVHS, Inc.--DE
ProVantage Prescription Management Services, L.L.C.--WI
Bravell, Inc.--WI
ProVantage Mail Services, Inc.--MN
ProVantage Vision Management Services, Inc.--MN
ProVMed, L.L.C.--WI
euroPharMark Limited--U.K.